Exhibit 10.1
FIRST AMENDMENT TO THE REGENERON PHARMACEUTICALS, INC. CASH INCENTIVE BONUS PLAN
THIS AMENDMENT (this “Amendment”) is made as of March 22, 2023 by Regeneron Pharmaceuticals, Inc., a New York corporation (the “Company”).
WHEREAS, the Company has heretofore established and maintains the Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan (the “Plan”);
WHEREAS, pursuant to Section 5.6 of the Plan, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has the authority to amend the Plan; and
WHEREAS, the Committee has determined that it is in the best interests of the Company to amend the Plan as provided in this Amendment.
NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended in the following respects, effective as of March 22, 2023:
1.A new Section 4.5 is added to the Plan, as follows:
“4.5    Without limitation of the authority of the Committee hereunder, the Committee is specifically authorized to add new Participants to the Plan during any Performance Period, to adjust the Performance Goals applicable to any such new Participant in such manner as the Committee may determine to be necessary or appropriate under the circumstances, to reserve a portion of any pool otherwise established for payment of Awards hereunder for allocation to new Participants should they be added during a Performance Period, and to take such other actions as the Committee deems necessary or appropriate to integrate new Participants into an ongoing Performance Period.”
2.The Plan is amended in its entirety to remove those provisions which were required in order to permit the Plan to comply, in form or operation, with the performance-based compensation exception previously available under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), including, without limitation, provisions requiring shareholder approval related to Section 162(m) as well as any limitation on the duration of the Plan; provided, however, that the maximum payout that an individual Participant may receive as set forth in Section 4.3 of the Plan shall continue to be in effect.